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As filed with the Securities and Exchange Commission on March 19, 2012

Registration No: 333-166015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERITAGE OAKS BANCORP
(exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code)	77-0388249 (I.R.S. Employer Identification No.)

1222 Vine Street
Paso Robles, California 93446
(805) 239-5200
(Address, including zip code and telephone number, including area code, of registrant's principal and executive offices)

Simone Lagomarsino
Heritage Oaks Bancorp
President and Chief Executive Officer
1222 Vine Street
Paso Robles, California 93446
(805) 239-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth E. Moore, Esq.
Ryan J. Barncastle, Esq.
Stuart—Moore
641 Higuera Street
Suite 302
San Luis Obispo, CA 93401
(805) 545-8590
(805) 545-8599—facsimile

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)(4)

Common Stock(5)	18,469,538	$3.40	$62,796,429	$4,477

Convertible Perpetual Preferred Stock, Series C (and underlying shares of Common Stock)	1,189,538	$3.40	$4,044,429	$0

Total			$66,840,858	$4,477*

(1)
This registration statement relates to the following securities to be offered for resale by the selling securityholders: (a) shares of Common Stock, no par value (the "Common Stock"); (b) shares of Convertible Perpetual Preferred Stock, Series C, no par value (the "Series C Preferred Stock" or the "Preferred Stock") and the shares of Common Stock underlying such shares; and (c) any additional shares of Common Stock or Preferred Stock that become issuable in connection with anti-dilution adjustments as set forth in the terms of the Preferred Stock.

(2)
Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 416 promulgated under the Securities Act, there are also registered hereunder such indeterminate number of additional shares of Common Stock and Series B Preferred Stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events specified in the terms of the Preferred Stock, as applicable.

(3)
Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low sales prices of our Common Stock of $3.40 on June 3, 2010 on the NASDAQ Capital Market pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. With respect to the Series C Preferred Stock, the price represents such average value of the Common Stock underlying the Series C Preferred Stock since each share of Series C Preferred Stock is convertible into one share of Common Stock.

(4)
Pursuant to Rule 457(i), a single registration fee is payable with respect to each series of Preferred Stock and the respective underlying shares of Common Stock. A fee of $5,373 was paid with the original filing; no additional fee is owed.

(5)
Represents 17,280,000 shares of Common Stock and the 1,189,538 shares of Common Stock underlying the 1,189,538 outstanding shares of the Series C Preferred Stock.

*
Previously paid

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note:

        This Post-Effective Amendment No. 4 to Form S-1 is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to include the information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "Annual Report") that was filed with the Securities and Exchange Commission on February 28, 2012.

        The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. Other than as set forth herein, no changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in whole in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PROSPECTUS SUPPLEMENT

17,280,000 Shares of Common Stock
1,189,538 Shares of Convertible Perpetual Preferred Stock, Series C
1,189,538 Shares of Common Stock Underlying the Series C Preferred Stock

          This prospectus supplement ("Prospectus Supplement") relates to the securities listed below that may be offered for sale from time to time by the persons (and their transferees) named in the prospectus as filed with the Securities and Exchange Commission on May 6, 2011, (the "Prospectus") identified under the heading "Selling Securityholders" on page 25 of the Prospectus who currently own such securities or may acquire such securities upon the exercise or conversion of securities currently held.

          An investment in the Securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors beginning on page 3 of the Prospectus, as well as the risk factors and other information contained in any documents we incorporate by reference into this Prospectus Supplement and the Prospectus before investing in any of the Securities. See "Information Incorporated by Reference."

          This prospectus covers the following securities:

  •
  some or all of the 17,280,000 shares of Common Stock issued to the Selling Security holders upon conversion of their Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock");

  •
  some or all of the 1,189,538 shares of our Convertible Perpetual Preferred Stock, Series C, liquidation preference amount of $3.25 per share ("Series C Preferred Stock"); and

  •
  the shares of our Common Stock into which the Series C Preferred Stock will convert upon transfer to a third party unaffiliated with the present holder of such securities.

          Pursuant to Securities Purchase Agreements dated March 10, 2010 between Heritage Oaks Bancorp and the Selling Securityholders (or an affiliate of the Selling Securityholders), we issued shares of the Series B Preferred Stock and Series C Preferred Stock to the Selling Securityholders in private placement transactions exempt from the registration requirements of the Securities Act of 1933 (we refer to these transactions as the "March 2010 Private Placement"). In order to enable the Series B Preferred Stock and Series C Preferred Stock to convert into our Common Stock in accordance with their terms, we received approval from our shareholders on June 10, 2010 of proposals concerning (i) an amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock to 100,000,000 (and, correspondingly, to increase the total number of authorized shares of all classes of stock from 25,000,000 to 105,000,000) and (ii) the issuance of our Common Stock in connection with the conversion of the Series B Preferred Stock and Series C Preferred Stock into our Common Stock for purposes of NASDAQ Listing Rule 5635. We refer to these shareholder approvals as the "Shareholder Approvals."

          When used in this Prospectus Supplement, the term "Securities" refers to the shares of Common Stock, and the shares of Series C Preferred Stock. We agreed in the securities purchase agreements to file this resale registration statement covering these Securities.

          The Selling Securityholders who may sell or otherwise dispose of the Securities were the initial investors (or the permitted affiliate transferees of such investors) in the March 2010 Private Placement described above. The Selling Securityholders may offer the Securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at various prices determined at the time of sale or otherwise or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholders (or the purchasers of the Securities as negotiated with the Selling Securityholders) will be responsible for underwriting discounts or commissions or agent commissions, if any. The registration of the Securities does not necessarily mean that any of the Securities will be sold by the Selling Securityholders. The timing and amount of any sale is within the Selling Securityholder's sole discretion, subject to certain restrictions. See "Plan of Distribution" on page 28 of the Prospectus.

          We will not receive any proceeds from the sale of Securities by the Selling Securityholders.

          Shares of our Common Stock are traded on the NASDAQ Capital Market under the symbol "HEOP." The closing sale price for our Common Stock as reported on the NASDAQ Capital Market on March 12, 2012 was $3.99. The Series C Preferred Stock is not currently listed on an any established securities exchange or quotation system, and we do not intend to seek such listing. In the event we were to seek such listings, there is no guarantee that any established securities exchange or quotation system would accept any of the Series C Preferred Stock for listing.

          None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or fund.

The date of this prospectus supplement is March 19, 2012

 RECENT DEVELOPMENTS

        We have incorporated by reference into this Prospectus Supplement the following documents:

  •
  Annual Report on Form 10-K of Heritage Oaks Bancorp for the fiscal year ended December 31, 2011;

  •
  Form 8-K of Heritage Oaks Bancorp, dated September 7, 2011; and

  •
  Form 8-K of Heritage Oaks Bancorp, dated January 26, 2012.

        The information incorporated by reference to this Prospectus Supplement updates and supplements the Heritage Oaks Bancorp Prospectus dated May 6, 2011.

Management Changes

        On September 9, 2011 Lawrence P. Ward retired from his position as President and Chief Executive Officer of Heritage Oaks Bancorp and Chief executive Officer of Heritage Oaks Bank. Simone Lagomarsino, was appointed to the position of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank, effective September 10, 2011. Effective January 30, 2012, William Yarbenet, joined the bank as Executive Vice President / Chief Credit Officer of Heritage Oaks Bank.

        Heritage Oaks Bank eliminated the position of President/Chief Operating Officer of Heritage Oaks Bank, previously held by Mr. Ron Oliveira. His last day was January 26, 2012. Ms. Lagomarsino assumed the additional responsibilities of Heritage Oaks Bank President.

LEGAL MATTERS

        The validity of the Securities offered pursuant to this prospectus will be passed upon for us by Stuart—Moore, Attorneys at Law, San Luis Obispo, California.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

        We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this Prospectus Supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this Prospectus Supplement. We incorporate by reference the documents listed below into this prospectus. We hereby incorporate by reference the following documents:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 28, 2012, Commission File Number 000-25020;

  •
  our Current Reports on Form 8-K and amendments thereto filed with the SEC on September 7, 2011 and January 27, 2012, all Commission File Number 000-25020 (other than the portions of those documents not deemed to be filed); and

1

        To the extent that any information contained in any report in Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus Supplement is modified or superseded for purposes of this prospectus to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this Prospectus Supplement.

        You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

1222 Vine Street
Paso Robles, California 93446
(805) 239-5200
Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.heritageoaksbancorp.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Except for those SEC filings incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

2

PART II    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$5,373
*Legal fees and expenses	$5,000
*Accounting fees and expenses	$5,000
*Printing costs	$2,000
*Mailing and other miscellaneous expenses	$1,500

*Total	$18,873

*
Estimated

Item 14.    Indemnification of Directors and Officers

        Heritage Oaks Bancorp, as a California corporation, is subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

        With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

        The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

        The Bylaws of Heritage Oaks Bancorp provide that it shall, to the maximum extent permitted by the CGCL, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Directors' and Officers' Liability Insurance

        Heritage Oaks Bancorp presently maintains a policy of directors' and officers' liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Item 15.    Recent Sales of Unregistered Securities.

        The discussion of Heritage Oaks Bancorp's sale of securities to the United States Department of the Treasury by way of a Purchase Agreement, dated as of March 20, 2009, between the Company and the United States Department of the Treasury in Part II the Company's Form 10-Q for the quarter ended March 31, 2009 filed on May 8, 2009 is incorporated herein by reference.

Item 16.    Exhibits

        The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of Regulation C of the Securities Act of 1933 ("Rule 424(b)") if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (a)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (b)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against, such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Paso Robles, State of California on March 19, 2012.

HERITAGE OAKS BANCORP
By:	/s/ SIMONE F. LAGOMARSINO Simone F. Lagomarsino President and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2012.

/s/ MICHAEL J. MORRIS MICHAEL J. MORRIS	Chairman of the Board
/s/ DONALD H. CAMPBELL DONALD H. CAMPBELL	Vice Chairman of the Board
/s/ SIMONE F. LAGOMARSINO SIMONE F. LAGOMARSINO	Director, CEO
/s/ MICHAEL J. BEHRMAN, M.D. MICHAEL J. BEHRMAN, M.D.	Director
/s/ KENNETH L. DEWAR KENNETH L. DEWAR	Director
/s/ MARK C. FUGATE MARK C. FUGATE	Director
/s/ DOLORES T. LACEY DOLORES T. LACEY	Director
/s/ JAMES J. LYNCH JAMES J. LYNCH	Director

/s/ DANIEL J. O'HARE DANIEL J. O'HARE	Director
/s/ MICHAEL E. PFAU MICHAEL E. PFAU	Director
/s/ ALEXANDER F. SIMAS ALEXANDER F. SIMAS	Director
/s/ LAWRENCE P. WARD LAWRENCE P. WARD	Director

 EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Articles of Incorporation incorporated by reference from Exhibit 3.1a to Registration Statement on Form S-4 Commission File No. 33-77504 filed with the SEC on April 8, 1994.
3.2
Amendment to the Articles of Incorporation filed with the Secretary of State on October 16, 1997 filed with the SEC in the Company's 10-KSB for the year ending December 31, 1997 filed with the SEC on March 27, 1998, Commission File No. 000-25020.
3.3	Certificate of Amendment of Articles of Incorporation of Heritage Oaks Bancorp, filed with the SEC on Form 8-K on March 5, 2009, Commission File No. 000-25020.
3.4	The Company Bylaws, as amended, incorporated by reference from the Registration Statement on Form S-3, filed with the SEC on April 23, 2009, Commission File No. 333-158732.
4.1
Specimen form of the Company's Common stock certificate incorporated by reference from Exhibit 4.1 to Registration Statement on Form S-4 Commission File No. 33-77504 filed with the SEC on April 8, 1994.
4.2	Certificate of Determination of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Heritage Oaks Bancorp, filed with the SEC on Form 8-K on March 23, 2009, Commission File No. 000-25020.
4.3	Specimen form of certificate of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Heritage Oaks Bancorp, filed with the SEC on Form 8-K on March 23, 2009, Commission File No. 000-25020.
4.4	Certificate of Determination of Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock, filed with the SEC on Form 8-K on March 15, 2010, Commission File No. 000-25020.
4.5	Certificate of Determination of Series C Convertible Perpetual Preferred Stock, filed with the SEC on Form 8-K on March 15, 2010, Commission File No. 000-25020.
4.6	Form of Warrant to Purchase Common Stock of Heritage Oaks Bancorp, filed with the SEC on Form 8-K on March 23, 2009, Commission File No. 000-25020.
5.1	Opinion of Stuart -- Moore*
10.1	Form of Stock Option Agreement incorporated by reference from Exhibit 4.2 to Registration Statement on Form S-4 Commission File No. 33-77504, filed with the SEC on April 8, 1994.
10.2	The Company 1995 Bonus Plan, filed with the SEC in the Company's 10K Report for the year ended December 31, 1994, Commission File No. 000-25020.
10.3	Salary Continuation Agreement with Lawrence P. Ward, filed with the SEC in the Company's 10-QSB Report for the quarter ended March 31, 2001 filed on May 8, 2001, Commission File No. 000-25020.
10.4
1997 Stock Option Plan incorporated by reference from Exhibit 4a to Registration Statement on Form S-8 No.333-31105 filed with the SEC on July 11, 1997 as amended, incorporated by reference, from Registration Statement on Form S-8, Commission File No. 333-83235 filed with the SEC on July 20, 1999.

Exhibit No.	Exhibit
10.5	Form of Stock Option Agreement incorporated by reference from Exhibit 4b to Registration Statement on Form S-8 Commission File No. 333-31105 filed with the SEC on July 11, 1997.
10.6	2005 Equity Based Compensation Plan incorporated by reference from Appendix C to the Definitive Proxy Statement filed on Form DEF-14A with the SEC on May 6, 2005, File No. 333-83235.
10.7	Form of Salary Continuation Agreement, filed with the SEC in the Company's 10-K reported for December 31, 2011 filed on February 28, 2012, Commission File No. 000-25020.
10.8	The Company Employee Stock Ownership Plan, Summary Plan Description, filed with the SEC in the Company's 10-KSB reported for December 31, 2002 filed on March 20, 2003, Commission File No. 000-25020.
10.9
The Company Employee Stock Ownership Plan, Summary of Material Modifications to the Summary Plan Description dated July 2002, filed with the SEC in the Company's 10-KSB reported for December 31, 2002 filed on March 20, 2003, Commission File No. 000-25020.
10.10
Sixth Amendment to Service Bureau Processing Agreement dated July 6, 2010 between Fidelity Information Services, Inc. and Heritage Oaks Bank, filed with the SEC on Form 8-K on July 9, 2010, Commission File No. 000-25020.
10.11	Consent Order issued by the Federal Deposit Insurance Corporation and California Department of Financial Institutions, filed with the SEC on Form 8-K on March 10, 2010, Commission File No. 000-25020.
10.12
Stipulation By Heritage Oaks Bank to the issuance of the Consent Order by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions, filed with the SEC on Form 8-K on March 10, 2010, Commission File No. 000-25020.
10.13	Registration Rights Agreement, filed with the SEC on Form 8-K on March 10, 2010, Commission File No. 000-25020.
10.14	Written Agreement by and between Heritage Oaks Bancorp and Federal Reserve Bank of San Francisco, filed with the SEC on Form 8-K on March 8, 2010, Commission File No. 000-25020.
10.15	Securities Purchase Agreement, filed with the SEC on Form 8-K on March 23, 2009, Commission File No. 000-25020.
14	Code of Ethics, filed with the SEC in the Company's 10-KSB for the year ended December 31, 2003.
21	Subsidiaries of the Company. Heritage Oaks Bank is the only financial subsidiary of the Company.
23.1	Consent of Crowe Horwath LLP*
23.2	Consent of Vavrinek, Trine, Day & Co., LLP*
23.3	Consent of Stuart -- Moore (included in Exhibit 5.1).*
24.1	Power of Attorney*

*
Filed herewith

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  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits
  Item 17. Undertakings
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